GORDON ALTMAN BUTOWSKY WEITZEN SHALOV & WEIN
114 WEST 47TH STREET                                   NEW YORK, N.Y. 10036-1510
TELEPHONE (212) 626-0800                               TELECOPIER (212) 626-0799




                                          May 18, 1998


Oppenheimer Large Cap Growth Fund
Two World Trade Center
New York, New York  10048-0669

Ladies and Gentlemen:

     This opinion is being furnished to Oppenheimer Large Cap Growth Fund, a Massachusetts business trust (the "Fund"), in connection with the Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended, filed by the Fund. As counsel for the Fund, we have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

      As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Pepe Hazard LLP dated May 18, 1998.

      Based upon the foregoing, we are of the opinion that the Class A, Class B and Class C shares to be issued as described in the Registration Statement have been duly authorized and, assuming receipt of the consideration to be paid therefor, upon delivery as provided in the Registration Statement, will be legally and validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Fund's Statement of Additional Information under the caption "About the Fund - How the Fund is Managed Organization and History").

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,

                                          /s/ Gordon Altman Butowsky
                                          Weitzen Shalov & Wein








                A PARTNERSHIP WHICH INCLUDES A PROFESSIONAL CORPORATION